Deerwood, Inc.
                             10130 E. Winding Trail
                             Tucson, Arizona  85749


                                March 31, 2000

VIA EDGAR


U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Re:  Deerwood, Inc.
     Form 10-SB filed February 11, 2000
     File No. 000-29471


Dear Sir or Madam:

I am writing with respect to the above-referenced registration statement (the "Registration Statement") which was voluntarily filed with the Commission on February 11, 2000. By this letter, Deerwood, Inc. (the "Company") hereby respectfully requests that the Registration Statement be withdrawn effective immediately. The Company has determined that there were numerous errors reported on the Registration Statement and wishes to refile the Registration Statement immediately following the correction of the errors.

If you have any questions regarding this matter, please call Daniel L. Hodges, the Company's President at (520) 577-1516.

Very Truly Yours,

Deerwood, Inc.




By:      /s/ Daniel L. Hodges
         ------------------
         Daniel L. Hodges
         President and Chief Financial Officer